Exhibit 99.2

July 28, 2023

CCSC Technology International Holdings Limited (the “Company”)

Attn: Mr. Chee Hui Law

1301-03, 13/f Shatin Galleria

18-24 Shan Mei St, Fotan, Shatin

Hong Kong

RE: Legal Opinion Regarding Certain PRC Legal Matters

Dear Sirs/Madams,

We, Jincheng Tongda & Neal Law Firm, are qualified lawyers of the People’s Republic of China (the “PRC” or “China”; for the purpose of this legal opinion (the “Opinion”) only, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan) and as such are qualified to issue this Opinion with respect to all laws, regulations, statutes, rules, decrees, guidelines, notices, and judicial interpretations and other legislations of the PRC currently in force and publicly available as of the date hereof (hereinafter referred to as the “PRC Laws”).

We are acting as the Company’s PRC counsel in connection with (a) the proposed initial public offering (the “Offering”) of a certain number of the ordinary shares by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (b) the proposed listing and trading of the Company’s ordinary shares on the Nasdaq Capital Market (the “NASDAQ”).

I.	DEFINITIONS

Unless otherwise expressly prescribed in this Opinion, the following capitalized terms shall have the meanings ascribed to them as follows:

“CSRC”	means the China Securities Regulatory Commission
“M&A Rules”

means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which were jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Market Regulation (previously known as the State Administration for Industry and Commerce), the CSRC and the State Administration for Foreign Exchange on August 8, 2006 and became effective on September 8, 2006 and were amended on June 22, 2009

“PRC Subsidiary”	means Dongguan CCSC Interconnect Electronic Technology Limited, a wholly foreign owned company with limited liability incorporated under the PRC Laws, and which is indirectly controlled by the Company

Capitalized terms used in this Opinion and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

II.	DOCUMENTS AND ASSUMPTIONS

For the purpose of rendering this Opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the due diligence documents provided by the Company and such other documents, including but not limited to corporate records, certificates, governmental authorizations, statements and confirmations made by the Company and/or its representatives, and other instruments as we have considered necessary or advisable for the purpose of rendering this Opinion (collectively, the “Documents”).

In our examination of the Documents, we have assumed, without independent investigation and inquiry, the following assumptions (the “Assumptions”):

A.	All Documents submitted to us as originals are authentic and all Documents submitted to us as copies conform to their originals and such originals are authentic;

B.	All Documents have been validly authorized, executed and delivered by all the relevant parties thereto, other than the Company and all natural persons who have the necessary legal capacity;

C.	All signatures, seals and chops on the Documents submitted to us are genuine;

D.	All Documents and the factual statements provided to us by the Company, including but not limited to those set forth in the Documents, are complete, true and correct;

E.	No amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this Opinion;

2 / 5

F.	Each of the parties to the Documents, other than the Company, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation;

G.	Each of the parties to the Documents, other than the Company, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation;

H.	All governmental authorizations and other official statement or documentations provided to us are obtained from the competent government agencies by lawful means in due course;

I.	All Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them other than the PRC Laws; and

J.	All required consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than of the PRC in connection with the transactions contemplated under the Registration Statement have been obtained or made, or where such required consents, licenses, permits, approvals, exemptions or authorizations have not been obtained or made as of the date hereof, no circumstance will cause or result in any failure for the same to be obtained or made.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the laws of the PRC, and accordingly express no legal opinion herein on laws of any jurisdiction other than the PRC.

III.	OPINIONS

Based on the foregoing and subject to the Qualifications set out below, we are of the opinions on the date hereof that:

A.	Corporate Structure. The ownership structure of the Company as described in the Registration Statement, both currently and immediately after giving effect to this Offering, is comply and will comply with the applicable PRC Laws currently in effect, and does not violate, breach, contravene or circumvent or otherwise conflict with any applicable PRC Laws currently in effect.

B.	Incorporation and Existence. The PRC Subsidiary was duly incorporated as a foreign invested company with limited liability and is validly existing in good standing under the PRC Laws, and is a legal entity that has the capacity to own asserts, to conduct business within its approved business scopes, and to sue and to be sued in its own name.

3 / 5

C.	M&A Rules. The M&A Rules, among other things, requiring offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic company held by such PRC companies or individuals, shall obtain approval from the CSRC prior to publicly listing and offering their securities on an overseas stock exchange. Based on our understanding of the currently effective PRC Laws, we are of the view that, the CSRC approval under the M&A Rules is not required in the context of this Offering given that: (a) the PRC Subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules, and (b) no explicit provision in relation to the M&A Rules classifies the corporate structure of the Company falling within the M&A Rules.

D.	Taxation. The statements set forth in the Registration Statement under the caption “Taxation – PRC Laws and Regulations on Taxation”, to the extent that such statements relate to matters of PRC tax laws and regulations, constitute true and accurate description of the matters described therein in all material aspects and such statements represent our opinion.

E.	Statements in the Registration Statement. The statements in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business”, “Regulation,” “Taxation” and “Legal Matters,” and elsewhere, other than the financial statements and related schedules and other financial data contained therein to which we express no opinions, and to the extent that such statements relate to matters of PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are accurate in all material respects, and fairly present and fairly summarize our opinions in all material respects solely related to the PRC Laws, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

IV.	QUALIFICATIONS

This Opinion is further subject to the following qualifications (the “Qualifications”):

(a)	we express no opinion as to any laws other than the PRC Laws in force on the date of this Opinion;

(b)	the PRC Laws referred to herein are laws currently in force and there is no guarantee that any of such laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect;

4 / 5

(c)	this Opinion is intended to be used in the context which is specifically referred to herein and each section should be construed as a whole and no part shall be extracted and referred to independently. Also, this opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein; and

(d)	this Opinion is subject to the effects of (i) certain legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

This Opinion is delivered in our capacity as the Company’s PRC counsel solely in connection with the proposed Offering of the Company, and may not be used for any other purpose without our prior written consent, except where such disclosure is required to be made by the applicable law or is requested by any court, regulatory or governmental authority, in each case on a non-reliance basis and with a prior written notice provided to us.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours faithfully,

/s/ Jincheng Tongda & Neal Law Firm
Jincheng Tongda & Neal Law Firm

5 / 5